Exhibit 1(c)

                            CERTIFICATE OF AMENDMENT

                                       OF

                              CERTIFICATE OF TRUST

                                       OF

                   MERRILL LYNCH PRINCIPAL PRESERVATION TRUST

      MERRILL LYNCH PRINCIPAL PRESERVATION TRUST, a business trust organized and existing under the Delaware Business Trust Act (12 Del. C.ss. 3801, et seq.), does hereby certify that:

            FIRST: The name of the business trust is Merrill Lynch Principal Preservation Trust (the "Trust").

            SECOND: Paragraph 1 of the Certificate of Trust of the Trust is hereby deleted in its entirety and replaced with new paragraph 1 to read in its entirety as follows:

      1. Name. The name of the business trust is Merrill Lynch Principal Protected Trust.

            THIRD: This Certificate of Amendment shall be effective upon the date and time of filing of this Certificate of Amendment.

      IN WITNESS WHEREOF, the undersigned, being a trustee of the Trust, has executed this Certificate of Amendment on August 1, 2002.

                                       /s/ Allan J. Oster
                                       -----------------------------------------
                                       Allan Oster, Trustee, as Trustee and
                                       not individually